Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2011 relating to the consolidated financial statements of Solazyme, Inc. and subsidiary (“the Company”) appearing in the Prospectus dated May 26, 2011 filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, relating to the Company’s Registration Statement No. 333-172790 on Form S-1.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Francisco, California

May 26, 2011